CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        CSL LIGHTING MANUFACTURING, INC.

                              [Filed March 6, 1997]

      The undersigned, being the Chief Operating Officer and Assistant Secretary of CSL Lighting Manufacturing, Inc.. (the "Corporation") hereby certify that:

      FIRST: The name of the Corporation is CSL LIGHTING MANUFACTURING, INC.

      SECOND: The Certificate of Incorporation was filed with the Secretary of State on November 16, 1993.

      THIRD: The Certificate of Incorporation is hereby amended to increase the Corporation's authorized capitalization.

      FOURTH: To accomplish the foregoing amendment, Article FOURTH is hereby amended and restated as follows:

            "FOURTH: The total number of shares of stock which the corporation shall have authority to issue is thirty-one million (31,000,000) shares of which thirty million (30,000,000) shares shall be Common Stock with a par value of $.01 per share and one million (1,000,000) shares shall be Preferred Stock with a par value of $.01 per share.

            Additional designations of powers, the rights and preferences and the qualifications, limitations or restrictions with respect to each class of stock of the corporation shall be as determined by the Board of Directors from time to time."

      FIFTH: The foregoing amendment was adopted by the directors and stockholders of the Corporation at duly called meetings of the board and stockholders, respectively, in accordance with the provisions of Section 242 of the General Corporation Law.

      IN WITNESS WHEREOF, this Certificate is subscribed as of this 25th day of February, 1997 by the undersigned who affirm under penalties of perjury that the statements contained herein are true and correct.



                              ________________________________________
                              Mark Allen, Chief Operating Officer

                              ________________________________________
                              Kenneth S. Rose, Assistant Secretary


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